Exhibit 99.1

FOR IMMEDIATE RELEASE

Lam Research Corporation Contact:

Carol Raeburn, Investor Relations, phone: 510-572-4450, e-mail: carol.raeburn@lamresearch.com

Lam Research Corporation Reports Financial Results for the Quarter Ended September 28, 2014

FREMONT, Calif., October 22, 2014 - Lam Research Corp. (NASDAQ: LRCX) today announced financial results for the quarter ended September 28, 2014.

Highlights for the September 2014 quarter were as follows:

•	GAAP gross margin of 43.9%, GAAP operating margin of 14.6% and GAAP diluted EPS of $0.80

•	Non-GAAP gross margin of 45.8%, non-GAAP operating margin of 18.0%, and non-GAAP diluted EPS of $0.96

Lam Research Corporation

Financial Highlights for the Quarters Ended September 28, 2014 and June 29, 2014

(in thousands, except per share data and percentages)

U.S. GAAP
	September 2014	June 2014	Change Q/Q

Revenue	$1,152,368	$1,248,797	-8%
Gross margin as percentage of revenue	43.9%	44.6%	-70 bps
Operating margin as percentage of revenue	14.6%	17.3%	-270 bps
Diluted EPS	$0.80	$1.35	-41%

Non-GAAP
	September 2014	June 2014	Change Q/Q

Revenue	$1,152,368	$1,248,797	-8%
Gross margin as percentage of revenue	45.8%	46.4%	-60 bps
Operating margin as percentage of revenue	18.0%	20.6%	-260 bps
Diluted EPS	$0.96	$1.25	-23%

GAAP Financial Results

Revenue for the September 2014 quarter was $1,152.4 million, gross margin was $505.5 million, or 43.9% of revenue, operating expenses were $337.2 million, operating margin was 14.6% of revenue, and net income was $141.1 million, or $0.80 per diluted share on a GAAP basis. This compares to revenue of $1,248.8 million, gross margin of $557.0 million, or 44.6% of revenue, operating expenses of $341.2 million, operating margin of 17.3% of revenue, and net income of $233.4 million, or $1.35 per diluted share, for the June 2014 quarter. Our June 2014 results benefited from an $83.1 million gain on sale of non-essential real estate.

Non-GAAP Financial Results

Non-GAAP gross margin for the September 2014 quarter was $528.0 million or 45.8% of revenue, non-GAAP operating expenses were $321.2 million, non-GAAP operating margin was 18.0% of revenue, and non-GAAP net income was $167.7 million, or $0.96 per diluted share. This compares to non-GAAP gross margin of $579.9 million or 46.4% of revenue, non-GAAP operating expenses of $322.2 million, non-GAAP operating margin of 20.6% of revenue, and non-GAAP net income of $217.2 million, or $1.25 per diluted share for the June 2014 quarter.

“Lam delivered another quarter of strong execution, with performance that met or exceeded our plans and continued our theme of outperformance relative to the semiconductor equipment industry,” said Martin Anstice, Lam Research’s president and chief executive officer. “We are executing on the tremendous opportunity in front of us as key technology inflections in areas like multi-patterning, FinFET, 3DNAND and advanced packaging drive a multi-year, significant expansion in our served market. Central to our present and future success is our commitment to investment at the leading edge, collaborating with our customers to solve their most critical challenges.”

Balance Sheet and Cash Flow Results

Cash and cash equivalents, short-term investments, and restricted cash and investment balances decreased to $3.0 billion at the end of the September 2014 quarter compared to $3.2 billion at the end of the June 2014 quarter. This decrease was primarily the result of approximately $308 million in cash flows used for treasury stock purchases including net share settlement on employee stock-based compensation during the September 2014 quarter and was partially offset by approximately $141 million of cash provided by operating activities.

Deferred revenue at the end of the September 2014 quarter decreased to $356.8 million as compared to $361.6 million at the end of the June 2014 quarter. Deferred profit at the end of the September 2014 quarter increased to $251.8 million as compared to $235.9 at the end of the June 2014 quarter. Lam’s deferred revenue balance does not include shipments to Japanese customers, to whom title does not transfer until customer acceptance. Shipments to Japanese customers are classified as inventory at cost until the time of acceptance. The anticipated future revenue from shipments to Japanese customers was approximately $34.3 million as of September 28, 2014.

Geographic Distribution

The geographic distribution of shipments and revenue during the September 2014 quarter is shown in the following table:

Region	Shipments	Revenue
United States	25%	28%
Korea	16%	19%
Taiwan	21%	18%
Japan	11%	10%
China	8%	9%
Southeast Asia	11%	9%
Europe	8%	7%

Outlook

For the December 2014 quarter, Lam is providing the following guidance:

	GAAP	Reconciling Items	Non-GAAP
Shipments	$1.24 Billion +/- $50 Million	—	$1.24 Billion +/- $50 Million
Revenue	$1.23 Billion +/- $50 Million	—	$1.23 Billion +/- $50 Million
Gross margin	43.8% +/- 1%	$21 Million	45.5% +/- 1%
Operating margin	16.0% +/- 1%	$37 Million	19.0% +/- 1%
Earnings per share	$0.89 +/- $0.07	$38 Million	$1.12 +/- $0.07
Diluted share count	175 Million	2 Million	173 Million

The information provided above is only an estimate of what the Company believes is realizable as of the date of this release. GAAP to non-GAAP reconciling items provided include only those items that are known and can be estimated as of the date of this release. Actual results will vary from this model and the variations may be material. Reconciling items included above are as follows:

•	Gross margin - amortization related to intangible assets acquired in the Novellus transaction, $21 million.

•	Operating margin - amortization related to intangible assets acquired in the Novellus transaction, $37 million.

•	Earnings per share - amortization related to intangible assets acquired in the Novellus transaction, $37 million; amortization of convertible note discounts, $8 million; and associated tax benefit for non-GAAP items ($7) million, totaling $38 million.

•	Diluted share count - impact of a note hedge issued contemporaneously with the convertible notes due in 2016 and 2018, 2 million shares.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company’s non-GAAP results for both the September 2014 and June 2014 quarters exclude rationalization of certain product configurations, amortization related to intangible assets acquired in the Novellus transaction, the amortization of convertible note discounts, and tax expense (benefit) of non-GAAP items. Additionally, the September 2014 quarter non-GAAP results include the impact of the note hedge issued contemporaneously with the convertible notes due in 2016 and 2018 and exclude a net gain associated with the disposition of business and tax benefit on valuation allowance adjustment. The June 2014 quarter non-GAAP results also exclude the release of acquisition-related inventory fair value impacts, restructuring charges, cost associated with the disposition of business, gain on sale of real estate, and tax benefit on successful resolution of certain tax matters.

Management uses non-GAAP gross margin, operating income, operating expenses, operating margin, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s web site at http://investor.lamresearch.com.

Lam Announces Financial Results for the September 2014 Quarter

Caution Regarding Forward-Looking Statements

Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to, the anticipated revenue from shipments to Japanese customers; our ability to continue to outperform the semiconductor equipment industry; our ability to execute and deliver performance that meets or exceeds our plans; the scope of opportunities we have; our ability to execute on these opportunities, including areas like multi-patterning, FinFET, 3DNAND and advanced packaging; our ability to expand our served market; our ability and commitment to invest at the leading edge; our ability to continue to successfully collaborate with customers and to solve their most critical challenges; and our guidance for shipments, revenue, gross margin, operating margin, earnings per share, and diluted share count. Some factors that may affect these forward-looking statements include: business conditions in the consumer electronics industry, the semiconductor industry and the overall economy; the strength of the financial performance of our existing and prospective customers; the introduction of new and innovative technologies; the occurrence and pace of technology transitions and conversions; the actions of our competitors, consumers, semiconductor companies and key suppliers and subcontractors; and the success of research and development and sales and marketing programs. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks, including those detailed in documents filed by us with the Securities and Exchange Commission, including specifically our report on Form 10-K for the year ended June 29, 2014. These uncertainties and changes could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.

About Lam Research

Lam Research Corp. (NASDAQ:LRCX) is a trusted global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam’s broad portfolio of market-leading deposition, etch, strip and wafer cleaning solutions help customers achieve success on the wafer by enabling device features that are 1,000 times smaller than a grain of sand, resulting in smaller, faster, and more power-efficient chips. Through collaboration, continuous innovation and delivering on commitments, Lam is transforming atomic-scale engineering and enabling our customers to shape the future of technology. Based in Fremont, Calif., Lam Research is an S&P 500 ® company whose common stock trades on the NASDAQ Global Select Market under the symbol LRCX. For more information, please visit http://www.lamresearch.com. (LRCX-F)

Consolidated Financial Tables Follow.

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Lam Announces Financial Results for the September 2014 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data and percentages)

	Three Months Ended
	September 28, 2014	June 29, 2014	September 29, 2013
	(unaudited)	(1)	(unaudited)
Revenue	$1,152,368	$1,248,797	$1,015,059
Cost of goods sold	646,829	691,761	583,201

Gross margin	505,539	557,036	431,858
Gross margin as a percent of revenue	43.9%	44.6%	42.5%
Research and development	188,934	185,449	170,567
Selling, general and administrative	148,307	155,737	155,883

Total operating expenses	337,241	341,186	326,450

Operating income	168,298	215,850	105,408
Operating margin as a percent of revenue	14.6%	17.3%	10.4%
Gain on sale of real estate	—	83,090	—
Other expense, net	(5,648)	(9,442)	(14,262)

Income before income taxes	162,650	289,498	91,146
Income tax expense	21,569	56,103	5,640

Net income	$141,081	$233,395	$85,506

Net income per share:
Basic net income per share	$0.87	$1.44	$0.52

Diluted net income per share	$0.80	$1.35	$0.50

Number of shares used in per share calculations:
Basic	161,685	162,215	162,896

Diluted	177,118	173,345	171,363

Cash dividend declared per share	$0.18	$0.18	$—

(1)	Derived from audited financial statements

Lam Announces Financial Results for the September 2014 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 28,	June 29,
	2014	2014
	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$1,293,678	$1,452,677
Short-term investments	1,593,668	1,612,967
Accounts receivable, net	864,403	800,616
Inventories	815,612	740,503
Other current assets	123,615	176,899

Total current assets	4,690,976	4,783,662
Property and equipment, net	555,658	543,496
Restricted cash and investments	149,483	146,492
Goodwill and intangible assets	2,322,153	2,360,303
Other assets	175,558	159,353

Total assets	$7,893,828	$7,993,306

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$1,599,625	$1,582,001

Long-term debt, convertible notes, and capital leases	$824,269	$817,202
Income taxes payable	217,118	258,357
Other long-term liabilities	179,711	122,662

Total liabilities	2,820,723	2,780,222

Senior convertible notes	182,432	183,349
Stockholders’ equity (2)	4,890,673	5,029,735

Total liabilities and stockholders’ equity	$7,893,828	$7,993,306

(1)	Derived from audited financial statements
(2)	Common shares issued and outstanding were 159,384 shares as of September 28, 2014 and 162,350 shares as of June 29, 2014.

Lam Announces Financial Results for the September 2014 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	September 28,	June 29,	September 29,
	2014	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$141,081	$233,395	$85,506
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67,885	71,115	74,331
Deferred income taxes	3,186	(4,104)	—
Impairment of long-lived asset	—	—	7,004
Equity-based compensation expense	32,040	33,085	23,235
Income tax benefit on equity-based compensation plans	9,861	6,269	—
Excess tax benefit on equity-based compensation plans	(10,404)	(6,361)	—
Amortization of convertible note discount	8,509	8,411	8,122
Gain on sale of business	(7,431)	—	—
Gain on sale of real estate	—	(83,090)	—
Other, net	5,526	8,241	4,115
Changes in operating assets and liabilities:	(109,092)	(21,070)	(150,388)

Net cash provided by operating activities	141,161	245,891	51,925

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(41,871)	(41,764)	(23,778)
Cash paid for business acquisition	(1,137)	(11,839)	—
Net sales/maturities (purchases) of available-for-sale securities	9,645	(155,035)	42,567
Proceeds from sale of business, net	41,212	—	—
Proceeds from sale of assets	—	134,762	—
Transfer of restricted cash and investments	22	(637)	150

Net cash (used for) provided by investing activities	7,871	(74,513)	18,939

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations	(107)	(739)	(88)
Excess tax benefit on equity-based compensation plans	10,404	6,361	—
Treasury stock purchases	(308,422)	(40,249)	(104,285)
Dividends paid	(29,240)	—	—
Reissuances of treasury stock related to employee stock purchase plan	16,919	14,597	15,154
Proceeds from issuance of common stock	4,609	8,657	12,574

Net cash used for financing activities	(305,837)	(11,373)	(76,645)

Effect of exchange rate changes on cash	(2,194)	371	(508)
Net (decrease) increase in cash and cash equivalents	(158,999)	160,376	(6,289)
Cash and cash equivalents at beginning of period	1,452,677	1,292,301	1,162,473

Cash and cash equivalents at end of period	$1,293,678	$1,452,677	$1,156,184

Lam Announces Financial Results for the September 2014 Quarter

Non-GAAP Financial Summary

(in thousands, except percentages and per share data)

(unaudited)

	Three Months Ended	Three Months Ended
	September 28,	June 29,
	2014	2014

Revenue	$1,152,368	$1,248,797
Gross margin	$528,032	$579,888
Gross margin as percentage of revenue	45.8%	46.4%
Operating expenses	$321,158	$322,155
Operating income	$206,874	$257,733
Operating margin as a percentage of revenue	18.0%	20.6%
Net income	$167,671	$217,228
Net income per diluted share	$0.96	$1.25
Shares used in per share calculation - diluted	175,433	173,345

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income and U.S. GAAP number of dilutive shares to Non-GAAP number of dilutive shares

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended	Three Months Ended
	September 28,	June 29,
	2014	2014
U.S. GAAP net income	$141,081	$233,395
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction - cost of goods sold	20,893	21,685
Costs associated with rationalization of certain product configurations - cost of goods sold	1,600	—
Acquisition-related inventory fair value impact - cost of goods sold	—	1,167
Amortization related to intangible assets acquired in Novellus transaction - operating expenses	16,083	16,547
Restructuring charges - operating expenses	—	295
Costs associated with rationalization of certain product configurations - operating expenses	—	1,086
Costs associated with disposition of business - operating expenses	—	1,103
Amortization of convertible note discount, Lam notes - other expense, net	7,593	7,504
Amortization of convertible note discount, Novellus assumed notes - other expense, net	911	763
Net gain associated with disposition of business - other expense, net	(4,331)	—
Gain on sale of real estate	—	(83,090)
Net tax (benefit) expense on non-GAAP items	(13,348)	17,075
Net tax benefit on valuation allowance adjustment	(2,811)	—
Net tax benefit on successful resolution of certain tax matters	—	(302)

Non-GAAP net income	$167,671	$217,228

Non-GAAP net income per diluted share	$0.96	$1.25

U.S. GAAP number of shares used for diluted per share calculation	177,118	173,345
Effect of convertible note hedge	(1,685)	—

Non-GAAP number of shares used for diluted per share calculation	175,433	173,345

Lam Announces Financial Results for the September 2014 Quarter

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Non-GAAP Gross Margin, Operating Expenses and Operating Income

(in thousands, except percentages)

(unaudited)

	Three Months Ended	Three Months Ended
	September 28,	June 29,
	2014	2014
U.S. GAAP gross margin	$505,539	$557,036
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction - cost of goods sold	20,893	21,685
Costs associated with rationalization of certain product configurations - cost of goods sold	1,600	—
Acquisition-related inventory fair value impact - cost of goods sold	—	1,167

Non-GAAP gross margin	$528,032	$579,888

U.S. GAAP gross margin as a percentage of revenue	43.9%	44.6%
Non-GAAP gross margin as a percentage of revenue	45.8%	46.4%
U.S. GAAP operating expenses	$337,241	$341,186
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction - operating expenses	(16,083)	(16,547)
Restructuring charges - operating expenses	—	(295)
Costs associated with rationalization of certain product configurations - operating expenses	—	(1,086)
Costs associated with disposition of business - operating expenses	—	(1,103)

Non-GAAP operating expenses	$321,158	$322,155

Non-GAAP operating income	$206,874	$257,733

Non-GAAP operating margin as a percent of revenue	18.0%	20.6%